Exhibit 3.1

AMENDED AND RESTATED ARTICLES OF INCORPORATION

OF

ZAP

The undersigned, Steven Schneider and Renay Cude, hereby certify that:

         1.         They are duly elected and acting President and the Secretary, respectively, of ZAP, a California corporation.

         2.         The Articles of Incorporation, as amended, of this corporation shall be amended as restated in full as follows:

ARTICLE I: NAME

            The name of the corporation is ZAP.

ARTICLE II: PURPOSE

            The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than, the banking business, the trust company business, or the practice of a profession permitted to be incorporated by the California Corporations Code.

ARTICLE III: AUTHORIZATION OF SHARES

            The Corporation shall have authority to issue shares as follows:

         1.          Common Stock. The Corporation may issue 100,000,000 shares of Common Stock. Each share of Common Stock shall entitle the holder thereof to one (1) vote on each matter submitted to a vote of the stockholders,

         2.          Preferred Stock. The Corporation may issue 50,000,000 shares of Preferred Stock, which may be divided and issued from time to time in one or more series pursuant to a resolution or resolutions of the Board of Directors providing for such issue (authority to do so being hereby expressly vested in the Board of Directors). The Board if Directors is further authorized, subject to limitations prescribed by law, to fix the designations, determinations, powers, preferences, and rights, and the qualifications, limitations or restrictions thereof, of any wholly unissued series of Preferred Stock, including without limitation authority to fix by resolution or resolutions the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption, redemption price or prices, and liquidation preferences of any such series, and the number of shares constituting any such series and the designation thereof, or any of the foregoing.

            The Board of Directors is further authorized to increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any series previously designated, the number of which was fixed by it, subsequent to the issuance of shares of such series then outstanding, subject to the powers, preferences and rights, and the qualifications, limitations and restrictions thereof stated in the Articles of Incorporation or the resolution of the Board of Directors originally fixing the number of shares of such series.

ARTICLE IV: BYLAWS

            The Board of Directors of the corporation shall have the power of adopt, amend or repeal Bylaws of the corporation.

ARTICLE V: ELECTION OF DIRECTORS

            Election of directors need to be by written ballot unless required by law.

ARTICLE VI: LIABILTY OF DIRECTORS

            (A)       Limitations of Directors’ Liability. The liability of the directors of the Corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

            (B)       Indemnification of Corporate Agents. The Corporation is authorized to provide indemnification of agents (as defined in Section 317 of the California Corporations Code) to the fullest extent permissible under California law.

            (C)       Repeal or Modification. Any amendment or repeal or modification of the foregoing provisions of this Article VI by the shareholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.”

______________________

         (a)         The foregoing amendment and restatement has been approved by the Board of Directors of this corporation in accordance with Section 902 of the California Corporations Code and the Bylaws of the Corporation.

         (b)        The foregoing amendment was approved by the holders of the requisite number of shares of this Corporation in accordance with Section 902 and 903 of the California Corporations Code and the Bylaws of the Corporation.

         (c)         The total number of outstanding shares entitled to vote with respect to the foregoing amendment was 25,251,430 shares of Common Stock, which are issued and outstanding. The number of common shares voting in favor of the foregoing amendment equaled or exceeded the vote required. The vote required was a majority of the outstanding shares of Common Stock.

         (d)        The Company’s Amendment to the Articles of Incorporation as previously amendment included designations of Series A-1, A-2 and B Preferred Stock. No shares of Series A-1, Series A-2 or Series B Preferred Stock are outstanding. No other shares of Preferred Stock are outstanding.

         The undersigned certify under penalty of perjury under the laws of the State of California that the matters set forth in this Certificate are true and correct of their own knowledge.

         Executed at Santa Rosa, California on December 15, 2004.

/s/ Steven Schneider
Steven Schneider,
President and Chief Executive Officer

/s/ Renay Cude
Renay Cude,
Secretary

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